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                                                                     EXHIBIT 1.1



                                    $[-----]

                     COMPASS ASSET ACCEPTANCE COMPANY L.L.C.

                 Compass Receivables Asset Funding Trust 200_-_

        Home Equity Loan Asset-Backed Notes, Series 200_-_, Class A Notes

                             UNDERWRITING AGREEMENT


                                                                          [Date]


[Underwriters]

Ladies and Gentlemen:

         Compass Asset Acceptance Company L.L.C. (the "Seller"), has entered into a Trust Agreement dated as of [_____] (the "Trust Agreement") with [_________] as owner trustee (the "Owner Trustee") governing Compass Receivables Asset Funding Trust 200_-_ (the "Trust"), a New York common law trust. The Owner Trustee shall cause the issuance of the Home Equity Loan Trust Series 200_-_, Class A Notes (the "Class A Notes") pursuant to an indenture to be dated as of [________] (the "Indenture") between the Owner Trustee, as issuer and [_________] as indenture trustee, (the "Indenture Trustee"). In addition, the Seller proposes to direct the Owner Trustee pursuant to the Trust Agreement to cause the Trust to a single class of ownership interests (the "Ownership Interests" and, together with the Class A Notes, the "Securities").

         Only the Class A Notes are being purchased by [_________] (each, an "Underwriter" and collectively, the "Underwriters"), severally and not jointly, in the amount set forth opposite their names on Schedule A attached hereto, except that the amount purchased by each Underwriter may change in accordance with Section X of this Agreement.

         The Class A Notes will be secured by the assets of the Trust consisting of a pool of [closed-end, fixed-rate home equity mortgage loans secured by first or second deeds of trust and mortgages primarily on one-to four-family residential properties and properties that include both residential and income-producing, non-residential units] (the "Mortgage Loans") conveyed to the Owner Trustee by the Seller pursuant to a sale and servicing agreement dated as of [________] (the "Sale and Servicing Agreement") among the Seller, the Owner Trustee, the Indenture Trustee and Compass Bank as originator (the "Originator") and servicer (the "Servicer"). The Seller will acquire the Mortgage Loans, simultaneously with the execution of the Sale and Servicing Agreement, pursuant to a mortgage loan purchase agreement dated as of [________] (the "Purchase Agreement") between the Seller, as purchaser and the Originator, as seller, pursuant to which the Originator will transfer to the Seller all of its right, title and interest in and to the Mortgage Loans after the Cut-Off Date and the collateral securing each Mortgage Loan.

         The Class A Notes will be issued pursuant to the Indenture. The aggregate principal balance of the Class A Notes initially will be equal to $[________], which represents
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approximately [___]% of the outstanding principal balances of the Mortgage Loans as of the close of business on [________] (the "Cut-Off Date"). Forms of the Indenture, the Sale and Servicing Agreement and the Trust Agreement have been filed as an exhibit to the Registration Statement (hereinafter defined).

         The Class A Notes are more fully described in a Registration Statement which the Seller has furnished to the Underwriters. Capitalized terms used but not defined herein shall have the meanings given to them in the Sale and Servicing Agreement or the Indenture, as applicable.

         This Underwriting Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Indenture and the Trust Agreement are referred to collectively herein as the "Agreements."

         Section I. Representations and Warranties of the Seller. The Seller represents and warrants to, and agrees with the Underwriters that:

         A. A Registration Statement on Form S-3 (No. 333-[__]) has (i) been prepared by the Seller in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Seller to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means such final prospectus, as first supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Class A Notes, as first filed with the Commission pursuant to paragraph (3) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration Statement. There are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

         To the extent that any Underwriter (i) has provided to the Seller Collateral term sheets (as hereinafter defined) that such Underwriter has provided to a prospective investor, the Seller has filed such Collateral term sheets as an exhibit to a report on Form 8-K within two business days

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of its receipt thereof, or (ii) has provided to the Seller Structural term sheets or Computational Materials (each as defined below) that such Underwriter has provided to a prospective investor, the Seller will file or cause to be filed with the Commission a report on Form 8-K containing such Structural term sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

         B. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to (i) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act or (ii) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Seller in writing by the Underwriters expressly for use therein.

         C. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         D. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Seller, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         E. The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, and has all power and authority necessary to

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own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under the Agreements and to cause the Securities to be issued.

         F. There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Seller is a party or of which any of its properties is the subject (a) which if determined adversely to the Seller would have a material adverse effect on the business or financial condition of the Seller, (b) asserting the invalidity of the Agreements or the Securities, (c) seeking to prevent the issuance of the Securities or the consummation by the Seller of any of the transactions contemplated by any of the Agreements or (d) which might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, any of the Agreements or the Securities.

         G. This Agreement has been, and the Sale and Servicing Agreement and the Purchase Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Seller, and this Agreement constitutes, and the Sale and Servicing Agreement and the Purchase Agreement, when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Seller in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement and the Purchase Agreement, limitations of public policy under applicable securities laws.

         H. The execution, delivery and performance of the Agreements by the Seller and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Securities do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party, by which the Seller is bound or to which any of the property or assets of the Seller or any of its subsidiaries is subject, nor will such actions result in any material violation of the provisions of the certificate of formation or limited liability company agreement of the Seller or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its properties or assets.

         I. [________] are independent public accountants with respect to the Seller as required by the Securities Act and the Rules and Regulations.

         J. The Class A Notes are duly and validly authorized and, when executed, authenticated and delivered in accordance with the Indenture and the Sale and Servicing Agreement, and issued and delivered to and paid for by the Underwriters, as contemplated hereby, will be entitled to the benefits provided by the Indenture and the Sale and Servicing Agreement.

         K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the

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Class A Notes and the sale of the Class A Notes to the Underwriters, or the consummation by the Seller of the other transactions contemplated by the Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Class A Notes by the Underwriters, or as have been obtained.

         L. Neither the Seller nor the Trust governed by the Trust Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

         Any certificate signed by an officer of the Seller and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Class A Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

         Section II. Purchase and Sale. The commitment of the Underwriters to purchase the Class A Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the satisfaction of the terms and conditions set forth herein. The Seller agrees to sell to the Underwriters, and the Underwriters severally agree (except as provided in Section X hereof) to purchase from the Seller, the Class A Notes in the principal amounts set forth opposite their names and at the purchase price set forth in Schedule A hereto.

         Section III. Delivery and Payment. Delivery of and payment for the Class A Notes to be purchased by the Underwriters shall be made at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Seller at 10:00 a.m. New York City time on [______] or at such other time or date as shall be agreed upon in writing by the Underwriters and the Seller (such date being referred to as the "Closing Date"). Payment shall be made to the Seller by wire transfer of same day funds payable to the account of the Seller. The Seller shall deliver (or shall cause the Owner Trustee to deliver on behalf of the Trust) the Class A Notes to the Underwriters for the account of the Underwriters against payment of the purchase price thereof. The Class A Notes shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Date. The Class A Notes will be made available for examination by the Underwriters no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

         Section IV. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Class A Notes for sale to the public as set forth in the Prospectus.

         Section V. Covenants of the Seller. The Seller agrees as follows:

         A. To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to

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the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Seller with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Class A Notes, to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Class A Notes for offering or sale in any jurisdiction;
(iii) the initiation of or threat of any proceeding for any such purpose; or
(iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Seller promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

         B. To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, including all consents and exhibits filed therewith.

         C. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time in connection with the offering or sale of the Class A Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Seller shall notify the Underwriters and, upon the Underwriters' request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Class A Notes, upon the request of the Underwriters but at such requesting party's expense, the Seller shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

         D. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Seller or the Underwriters, be required by the Securities Act or requested by the Commission.

         E. Prior to filing with the Commission any (i) supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing.

         F. To assist the Underwriters in their efforts to qualify the Class A Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Class A Notes; provided, however, the Underwriters will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Class A Notes will be or have been so qualified.

         G. So long as the Class A Notes shall be outstanding, to deliver to the Underwriters as soon as such statements are furnished to the Indenture Trustee:
(i) the annual statement as to compliance delivered to the Indenture Trustee pursuant to [Section 3.10] of the Sale and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to [Section 3.11] of the Sale and Servicing Agreement; and
(iii) the Monthly Statement furnished to the Noteholders pursuant to [Section 5.03] of the Sale and Servicing Agreement.

         Section VI. Conditions to the Underwriters' Obligations. The obligation of the Underwriters to purchase the Class A Notes pursuant to this Agreement is subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Seller herein contained; (ii) the performance by the Seller of all of its obligations hereunder; and (iii) the following conditions as of the Closing Date:

         A. The Underwriters shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

         B. No Underwriter shall have discovered and disclosed to the Seller on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of [____________________], counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         C. All corporate proceedings and other legal matters relating to the authorization, form and validity of the Agreements, the Class A Notes, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Seller shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.



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         D. Mayer, Brown,. Rowe & Maw shall have furnished to the Underwriters their written opinion, as counsel to the Seller, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters.

         E. The Underwriters shall have received the favorable opinion, dated the Closing Date, of [_____________________] , special counsel to the Originator and the Seller, addressed to the Originator, the Seller and [_________] (the "Rating Agencies"), in form and substance satisfactory to the Underwriters and the Rating Agencies.

         F. [_____________________], counsel to [the Originator], shall have furnished to the Underwriters his written opinion, as counsel to [the Originator], addressed to the Originator, the Seller, the Underwriters and the Rating Agencies, dated the Closing Date, in form and substance satisfactory to the Underwriters and the Rating Agencies.

         G. The Underwriters shall have received the favorable opinion of counsel to the Indenture Trustee, dated the Closing Date, addressed to the Originator, the Seller, the Underwriters and the Rating Agencies and in form and scope satisfactory to the Underwriters and the Rating Agencies.

         H. The Underwriters shall have received the favorable opinion, dated the Closing Date of [__________], counsel to the Owner Trustee, addressed to the Originator, the Seller, the Underwriters and the Rating Agencies in form and substance satisfactory to the Rating Agencies and the Underwriters.

         I. The Seller shall have furnished to the Underwriters a certificate, dated the Closing Date, of its Chairman of the Board, its President, a Director, a Senior Vice President or a Vice President stating that:

         1. The representations and warranties of the Seller in Section I of this Agreement are true and correct as of the Closing Date; and the Seller has complied with all its agreements contained herein.

         2. Such person has carefully examined the Registration Statement and the Prospectus and, in his opinion (x) as of the Effective Date, the Registration Statement and Prospectus did not include an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         J. The Indenture Trustee shall have furnished to the Underwriters a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Sale and Servicing Agreement and the Indenture by the Indenture Trustee and the acceptance by the Indenture Trustee of the trusts created thereby and the due authentication and delivery of the Class A Notes by the Indenture Trustee under the Indenture and such other matters as the Underwriters shall reasonably request.

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         K. The Class A Notes shall have been rated at least ["AAA"] by [the
Rating Agencies].

         L. The Underwriters shall have received at or before the Closing Date, from [Accountant], letters, dated as of the date of this Agreement, satisfactory in form and content (the "Initial Letters") and bring-down letters dated as of the Closing Date, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 201 of Regulation S-X of the Commission, (ii) stating the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter, and (iii) in the case of the bring-down letters, confirming in all material respects the conclusions and findings set forth in the Initial Letters.

         M. Subsequent to the execution and delivery of this Agreement, none of the following shall have occurred: (i) a material suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have occurred or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or market, or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York state authorities; or (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States.

         If any condition specified in this Section VI shall not have been materially fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Seller at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section VII herein.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         Section VII. Payment of Expenses. As between the Seller and the Underwriters, the Seller agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Class A Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) any fees charged by securities rating services for rating the Class A Notes; and (f) all other costs and expenses incident to the performance of the obligations of the Seller (including costs and expenses of Underwriters' counsel); provided that, except as provided in this Section VII, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Class A Notes which they may sell, the expenses of advertising any offering of the Class A Notes made by the Underwriters and the fees and expenses of qualifying the Class A Notes under

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the securities laws of the several jurisdictions as provided in Section V(F)
hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriters).

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section VI herein, the Seller shall reimburse the Underwriters for all reasonable out-of-pocket expenses, including fees and disbursements of [__________].

         Section VIII. Indemnification and Contribution.

         A. The Seller agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of
Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Class A Notes), to which the Underwriters or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse the Underwriters and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Seller shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or the Registration Statement in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Underwriters specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Seller may otherwise have to the Underwriters or any controlling person of the Underwriters.

         B. Each Underwriter, severally, and not jointly, agrees to indemnify and hold harmless the Seller, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Seller or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was (x) made in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Underwriters specifically for inclusion therein and (y) in the Derived Information (as defined below) other than a misstatement or omission arising from a misstatement or omission in the Originator-Provided Information (as defined below), and shall reimburse the Seller and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Seller or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Seller or any such director, officer or controlling person.

         C. Promptly after receipt by any indemnified party under this Section VIII of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section VIII, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section VIII except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section VIII.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section VIII for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters, if the indemnified parties under this Section VIII consist of the Underwriters or any of their respective controlling persons, or by the Seller, if the indemnified parties under this Section VIII consist of the Seller or any of the Seller's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section VIII(A) and (B) above, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         D. Each Underwriter agrees to provide the Seller no later than two Business Days prior to the date on which it is required to be filed with the Commission a copy of its Derived Information for filing with the Commission on Form 8-K.

         E. Each Underwriter agrees, severally and not jointly, assuming all Originator-Provided Information is accurate and complete in all material respects, to indemnify and hold harmless the Seller, each of the Seller's officers and directors and each person who controls the Seller within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by any Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriters under this Section VIII(E) shall be in addition to any liability which the Underwriters may otherwise have.

         The procedures for seeking indemnification set forth in Section VIII(C) shall be equally applicable to this Section VIII(E).

         F. If the indemnification provided for in this Section VIII shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section VIII(A), (B) or (E) above in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Class A Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section VIII(C) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of the Underwriters and the Seller shall be deemed to be in such proportions that each Underwriter is responsible for its pro rata portion of such losses, liabilities, claims, damages and expenses determined in accordance with the ratio that the excess of the aggregate resale price received by such Underwriter for the Class A Notes over the purchase price paid to the Seller by such Underwriter (before deducting expenses) bears to the aggregate resale price received by such Underwriter for the Class A Notes, and the Seller shall be responsible for the balance.

         The relative fault of the Underwriters and the Seller shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Seller and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section VIII(F) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section VIII(F) shall be deemed to include, for purposes of this Section VIII(F), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         In no case shall the Underwriters be responsible for any amount in excess of the aggregate principal amount of the Class A Notes purchased by the Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         G. For purposes of this Section VIII, the term "Derived Information" means such portion, if any, of the information delivered to the Seller pursuant to Section VIII(D) for filing with the Commission on Form 8-K as:

         (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

         (ii)  does not constitute Originator-Provided Information; and

         (iii) is of the type of information defined as Collateral term sheets, Structural term sheets or Computational Materials (as such terms are interpreted in the No-Action Letters (as defined below)).

"Originator-Provided Information" means the information contained on any computer tape furnished to the Underwriters by [seller] concerning the assets comprising the Trust.

         The term "Computational Materials" shall have the meaning assigned to it in a no-action letter (the "Kidder No-Action Letter") issued by the staff of the Commission on May 20, 1994 to Kidder, Peabody Acceptance Corporation I, et al., as modified by a no-action letter (the "First PSA No-Action Letter") issued by the staff of the Commission on May 27, 1994 to the Public Securities Association (the "PSA") and as further modified by a no-action letter (the "Second PSA No-Action Letter", and together with the Kidder No-Action Letter and the First PSA No-Action Letter, the "No-Action Letters") issued by the staff of the Commission on February 17, 1995 to the PSA. The terms "Structural Term Sheet" and "Collateral Term Sheet" shall have the meanings assigned to them in the Second PSA No-Action Letter. The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented.

         H. The Underwriters confirm that the information set forth (i) in the [third, fourth, fifth, sixth, seventh and last paragraphs] under the caption "Underwriting" in the Prospectus Supplement and (ii) the Derived Information is correct and constitutes the only information furnished in writing to the Seller by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         Section IX. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Seller and shall survive delivery of any Class A Notes to the Underwriters.

         Section X. Default by One of the Underwriters. If one of the Underwriters participating in the public offering of the Class A Notes shall fail at the Closing Date to purchase the Class A Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), then the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then:

         (i) (i) if the aggregate principal amount of Defaulted Notes does not exceed 25% of the aggregate principal amount of the Class A Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof, or

         (ii) if the aggregate principal amount of Defaulted Notes exceeds 25% of the aggregate principal amount of the Class A Notes to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of the non-defaulting Underwriters.

         No action taken pursuant to this Section X shall relieve a defaulting Underwriter from liability with respect to any default of such Underwriter under this Agreement.

         In the event of a default by any Underwriter as set forth in this
Section X, each of the non-defaulting Underwriters and the Seller shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         Section XI. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         A. if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to [_____________].

         B. if to the Seller, shall be delivered or sent by mail, telex or facsimile transmission to [_____________].

         Section XII. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Seller, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Seller, officers of the Seller who have signed the Registration Statement and any person controlling the Seller within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section XIII, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section XIII. Survival. The respective indemnities, representations, warranties and agreements of the Seller and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Class A Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         Section XIV. Definition of the Term. "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         Section XV. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section XVI. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         Section XVII. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Seller and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                                Very truly yours,

                                                COMPASS ASSET ACCEPTANCE
                                                COMPANY L.L.C.


                                                By: ____________________________
                                                Name:
                                                Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

[Underwriter]


By: ___________________________

Name:
Title:

SCHEDULE A



                       Initial Principal Amount of Notes
                           Purchased by Underwriters


         Underwriter                                                Class A
         -----------                                                -------

Purchase Price for Class A Notes - [_]% plus accrued interest from [_] to but not including the Closing Date.